Exhibit 99.1

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

Braintree, MA – May 14, 2003 – Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of hazardous waste and environmental management services throughout North America, today announced financial results for the first quarter ended March 31, 2003.

The Company reported first-quarter revenues of $142.3 million, compared with $53.3 million in the same quarter in 2002. The significant increase in revenues is attributable to the previously completed acquisition of Safety-Kleen’s Chemical Services Division (CSD). Net income for the first quarter of 2003 was $26.6 million, or $1.60 per diluted share, which compares with a net loss of $(242,000), or $(0.03) per share for the same quarter in 2002. The first quarter of 2003 includes the cumulative effect of a change in accounting principle related to the implementation of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”). Excluding the effect of SFAS 143, the Company would have reported a net loss in the first quarter of 2003 of $(7.6) million, or $(0.47) per share.

Comments on the First Quarter

“Despite the adverse impact of a weak economy and the uncertainties of war, our first-quarter revenues exceeded the low end of our previously announced guidance,” said Alan S. McKim, Chairman and Chief Executive Officer of Clean Harbors. “We are disappointed, however, with the bottom-line contribution from our operations for the quarter. Although the first quarter of the year is historically our slowest quarter, and has traditionally been an unprofitable quarter for us and other companies in our industry, this quarter’s annual cyclical business downturn was intensified by several factors. These included a particularly harsh winter along the East Coast of the U.S. and throughout Canada, the continued U.S. economic slump, which has also affected our Canadian business activities, a temporary slowdown in government-related work based on restricted access to military facilities, and an absence of any major events work. The effects of the poor weather were felt across the Company, particularly in terms of their impact on margins generated by our incinerator business, where utilization was off considerably. We also experienced a drop-off in large contaminated soils projects in the quarter, which directly affected the profitability of our landfills.”

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

“We also encountered higher-than-anticipated costs in several areas during the first quarter,” said McKim. “These included one-time professional services expenses related to the CSD integration, very complicated auditing reviews and an unanticipated non-cash currency conversion loss based on our Canadian operations. In addition, we experienced substantial increases in transportation and utility expenses. These costs were well above plan due to the inclement weather and a significantly higher-than-expected increase in employee health care costs. While many of these items were one-time in nature or weather-related, we are taking aggressive action to ensure that we mitigate the impact of these cost pressures.”

McKim said, “This is the first full year of our consolidated operations since the CSD acquisition in September 2002. We are already implementing cost savings initiatives and are on track to realize our projected acquisition synergies. We believe that Clean Harbors is well-positioned for continued growth, and we are expanding our site services capabilities in new regions to capitalize on our growth opportunities.”

Non-GAAP First Quarter Results

The Company reported EBITDA for the first quarter of 2003 of $7.4 million compared with EBITDA of $4.3 million in the first quarter of 2002.

Clean Harbors reports EBITDA results, which are non-GAAP, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides an additional measurement of the Company’s performance. The Company defines EBITDA in accordance with its outstanding loan agreements, as described in the following reconciliation showing the differences between reported income (loss) and EBITDA for the first quarter ended March 31, 2003 (in thousands):

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

First Quarter 2003
Net income, as reported	$ 26,636
Adoption of SFAS 143	(34,266)

Net loss	$(7,630)
Interest expense, net	5,348
Provision for income taxes	988
Depreciation and amortization	7,158
Accretion of environmental liabilities	1,722
Non-recurring income consisting of change in value of embedded derivative relating to Series C Preferred Stock	(17)
Restructuring charges	(124)

EBITDA	$ 7,445

The Company’s EBITDA for the first quarter of 2003 was below the quarterly minimum required by certain covenants in the Company’s loan agreements, and the Company is currently working with its lenders and expects to be able to modify these loan covenants. The additional time needed to complete these negotiations with its lenders will require Clean Harbors to file a notification with the Securities and Exchange (SEC) to extend the filing date for the Company’s Form 10-Q, as allowed by SEC Rules, to May 20, 2003.

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

Outlook

“We are committed to closely managing our expenses while continuing to invest in the infrastructure necessary to support our growth,” said McKim. “We are encouraged by our early results in the second quarter. Mid-way through the quarter, we are seeing a strong pick-up across many of our businesses. For instance, in our incineration business, our facilities are already returning to fourth-quarter activity levels. In addition, we have seen increased activity with several major projects in our events business, including work associated with the Cape Cod oil spill clean up. Based on the expected scope of the project, it could prove to be among the largest projects in our history. Most importantly, we are excited by the progress we have made in successfully integrating the CSD operations and building a truly North American network of services to meet the needs of our customer base.”

Financial Guidance

Based on its first-quarter performance, Company expectations and current economic conditions, Clean Harbors is establishing the following second-quarter revenue guidance and updating 2003 full-year guidance:

Second Quarter

•	Revenues of $160 million to $165 million

Full-Year 2003

•	Revenues of $645 million to $670 million

•	Diluted earnings per share of $1.11 to $1.32, which excludes the cumulative change in accounting principle, net of income taxes

•	EBITDA of $85 million to $90 million

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today, Wednesday, May 14, 2003 at 9:00 a.m. (ET). Investors who want to hear a Webcast of the call should log onto http://www.cleanharbors.com and select “Investor Relations” at least 15 minutes prior to the broadcast. Investors should then follow the instructions provided to assure that the necessary audio applications are downloaded and installed. The call will be available on the investor relations section of http://www.cleanharbors.com for one week.

About Clean Harbors, Inc.

Clean Harbors, Inc. through its subsidiaries provides a wide range of environmental and waste management services to a diversified customer base including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous governmental agencies. Within its international footprint, Clean Harbors has service and sales offices located in 36 states, six Canadian provinces, Mexico, and Puerto Rico, and operates 52 waste management facilities strategically located throughout North America. For more information, visit our Web site at www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Form 10-Q for the quarter ended September 30, 2002 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Contacts:

Roger Koenecke Senior Vice President and CFO Clean Harbors, Inc. (781) 849-1800 InvestorRelations@cleanharbors.com	Tim Bonang Account Executive Sharon Merrill Associates (617) 542-5300 tbonang@investorrelations.com

-more-

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com

Press Release

CLEAN HARBORS ANNOUNCES

FIRST-QUARTER 2003 FINANCIAL RESULTS

CLEAN HARBORS, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Revenues	$142,305	$53,319
Cost of revenues	107,609	38,942
Selling, general & administrative expenses	27,251	10,090
Accretion of environmental liabilities	1,722	—
Depreciation & amortization	7,158	2,695
Restructuring	(124)	—

Income (loss) from operations	(1,311)	1,592
Other income	17	—
Interest expense, net	5,348	2,114

Loss before provision for income taxes and change in accounting principle	(6,642)	(522)
Provision for (benefit of) income taxes	988	(280)

Loss before change in accounting principle	(7,630)	(242)
Cumulative effect of change in accounting principle, net of income taxes	34,266	—

Net income (loss)	26,636	(242)
Dividends and accretion on preferred stock	804	112

Net income attributable to common shareholders	$25,832	$(354)

Diluted earnings (loss) per share:
Income (loss) before change in accounting principle	$(0.47)	$(0.03)

Cumulative effect of change in accounting principle, net of income tax	$2.07	—

Net income (loss) attributable to common shareholders	$1.60	$(0.03)

Weighted average common shares outstanding plus potentially dilutive common shares	16,582	11,809

1501 Washington Street • PO Box 859048 • Braintree, Massachusetts 02185-9048 • 800.282.0058 • www.cleanharbors.com